Exhibit 10.19

Execution Version

STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT (this “Agreement”) is made as of June 30, 2009, by and among certain investment funds affiliated with Advent International Corporation signatory thereto and hereto (the “Advent Funds”), Advent Kong Blocker Corp. (the “Company”) and Pamela Patsley (the “Transferee” and together with the Advent Funds, the “Investors”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Master Investment Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Master Investment Agreement by and among the Company, Fifth Third Bank, a bank chartered under the laws of the State of Ohio (“Seller”), FTPS Holding, LLC (f/k/a Fifth Third Processing Solutions, LLC), a limited liability company formed under the laws of the State of Delaware (“Holdco”), and Fifth Third Processing Solutions, LLC (f/k/a FTPS Opco, LLC), a limited liability company formed under the laws of the State of Delaware, dated as of March 27, 2009 and amended as of June 30, 2009 (as amended from time to time, the “Master Investment Agreement”), the Company desires to purchase, and Seller desires to sell, an approximately 50.9% interest in Holdco upon the Closing Date (the “Transaction”);

WHEREAS, in connection with the performance of the Master Investment Agreement and the consummation of the Transaction, the Advent Funds invested cash in the Company in return for shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”);

WHEREAS, pursuant to Section 2.3(c) of the Master Investment Agreement, the Company will use the cash invested by the Advent Funds to purchase from Seller Class A Units representing an approximately 50.9% interest in Holdco; and

WHEREAS, in connection with certain services the Transferee has provided to the Company, the Advent Funds desire to transfer on a pro rata basis to the Transferee an aggregate amount of 3,049 shares of Common Stock (the “Share Transfer”) and pay on a pro rata basis the Transferee $2,300,000 in cash (the “Cash Payment”) in full satisfaction of any and all success fees to which the Transferee is or may be entitled with respect to the Transaction.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
ISSUANCE OF SHARES

1.1          Transfer of Shares.  Subject to the terms and conditions of this Agreement, at the Closing, the Advent Funds shall, on a pro rata basis, transfer to the Transferee, an aggregate amount of 3,049 shares (the “Shares”) of Common Stock. The number of shares of Common Stock each of the Advent Funds shall transfer to Transferee is set forth on Exhibit A attached hereto.

1.2          Closing.  The closing of the transactions described in Section 1.1 above (the “Closing”) will occur on the date hereof at such place as the Advent Funds and the Transferee mutually agree and shall be effective immediately before the Closing, as such term is defined in the Master Investment Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1          The Advent Funds hereby represent and warrant to the Transferee as follows:

(a)           Existence and Good Standing.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)           Capital Stock. The authorized capital stock of the Company consists of 510,000 shares of Common Stock.  Following the consummation of the transactions contemplated hereby, there will be 509,305 shares of Common Stock issued and outstanding, all of which will be owned by the Investors.

(c)           Power.  The Advent Funds have the requisite power and authority to execute, deliver and perform fully its obligations under this Agreement.

(d)           Validity and Enforceability.  This Agreement has been duly executed and delivered by the Advent Funds and represents the legal, valid and binding obligation of the Advent Funds, enforceable against the Advent Funds in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.

(e)           No Conflict.  Neither the execution of this Agreement nor the performance by the Advent Funds of its obligations hereunder will (i) violate or conflict with the Company’s Certificate of Incorporation or Bylaws or any applicable law or order, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time or both) a default under the terms of any note, deed, lease, instrument, security agreement, mortgage, commitment, contract, agreement, license or other instrument or oral understanding to which the Company is a party or (iii) result in the creation or imposition of any lien with respect to, or otherwise have an adverse effect upon, any of the assets or properties of the Company.

(f)            Consents.  No consent, approval or authorization of any person or governmental authority is required in connection with the execution and delivery by the Advent Funds of this Agreement or the consummation by the Advent Funds of the transactions contemplated by this Agreement.

(g)           Litigation.  There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of the Advent Funds, threatened that question the validity of this Agreement or any of the transactions contemplated hereby.

(h)           Ownership of the Company.  Upon the issuance of all Shares to the Transferee at Closing, each issued and outstanding Share will be duly authorized, validly issued and fully paid and nonassessable.  The Company does not own equity securities of any other entity.

(i)            Shareholder Rights.  Except as contemplated in that certain Amended and Restated Limited Liability Company Agreement of Holdco, dated as of the date first written above, and that certain Registration Rights Agreement by and among the Seller, the Company and Holdco, dated as of the date first written above, the Company has not granted preemptive, registration or similar rights with respect to any capital stock of the Company to any party.

ARTICLE III
REPRESENTATION, WARRANTIES AND AGREEMENTS OF THE TRANSFEREE

3.1          Representations and Warranties of the Transferee.  The Transferee hereby represents and warrants to the Advent Funds and agrees with the Advent Funds as follows:

(a)           The Transferee has such knowledge and experience in financial and business matters that the Transferee is capable of protecting the Transferee’s own interests in connection with the acquisition of the Shares and evaluating the merits and risks of the Transferee’s investments in the Company.

(b)           The Transferee and the Transferee’s advisors have such knowledge and experience in financial, tax and business matters so as to enable the Transferee to utilize the information made available to the Transferee in connection with the investment contemplated hereby to evaluate the merits and risks of investments in the Company and to make an informed investment decision with respect thereto, and the Transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Transferee is familiar with the type of investment that the Shares constitute and recognizes that an investment in the Company involves substantial risks, including risk of loss of the entire amount of such investment.  The Transferee can bear the economic risk of the acquisition of the Shares and of the loss of the entire amount of its investment in the Shares.

(c)           The Transferee is aware that there are limitations and restrictions on the circumstances under which the Transferee may offer to sell, transfer or otherwise dispose of the Shares.  The Transferee acknowledges that as a result of such limitations and restrictions, it might not be possible to liquidate an investment in the Shares readily and that it may be necessary to hold such investment for an indefinite period.

(d)           The Transferee and the Transferee’s advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the terms and conditions of the offering of the Shares, have had all such questions answered to the Transferee’s satisfaction and have had access to, and been supplied with, all additional information deemed necessary by the Transferee to verify the accuracy of such information.

(e)           The Transferee is acquiring the Shares for the Transferee’s own account, for investment and not with a view to resale or distribution except in compliance with the Securities Act.  The Transferee agrees not to sell or otherwise transfer the Shares without registration under the Securities Act or applicable state securities laws or an exemption therefrom.  The Transferee acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state.

(f)            The Transferee has the requisite power and authority to enter into this Agreement and to undertake and complete the transactions contemplated herein.

(g)           Neither the execution of this Agreement nor the performance by the Transferee of the Transferee’s obligations hereunder will (a) violate or conflict with the Transferee’s organizational documents or any applicable law or order or (b) violate, conflict with or result in a breach or termination of, or otherwise give any person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time or both) a default under the terms of any note, deed, lease, instrument, security agreement, mortgage, commitment, contract, agreement, license or other instrument or oral understanding to which the Transferee is a party.

(h)           No consent, approval or authorization of any person or governmental authority is required in connection with the execution and delivery by the Transferee of this Agreement or the consummation by the Transferee of the transactions contemplated by this Agreement.

(i)            This Agreement has been duly and validly executed and delivered by the Transferee and constitutes the legal, valid and binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors’ rights and remedies generally.  No further corporate, partnership or limited liability company action on the part of the Transferee is or will be required in connection with the transactions contemplated hereby.

(j)            The Transferee acknowledges and agrees that, upon the Transferee’s receipt of the Cash Payment and upon the effectuation of the Share Transfer, all obligations of the Company and any and all of its affiliates and shareholders to pay any success fee in connection with the Transaction are satisfied in full.

(k)           The Transferee agrees to provide to the Company at the Closing a properly completed and executed Internal Revenue Service Form W-9, attesting to her taxpayer identification number (TIN) under penalties of perjury.  The Transferee acknowledges and agrees that she is an independent contractor and will receive an Internal Revenue Service Form 1099-MISC from the Company with respect to the Cash Payment and the Share Transfer, and that she is responsible for the payment of any taxes (including estimated taxes and self-employment taxes) that may be due with respect to the Cash Payment or the Share Transfer.  The Transferee agrees to report as ordinary compensation income for the 2009 tax year the aggregate amount of $5,779,903.22, representing the sum of the Cash Payment and the fair market value of the Shares at the time of the Share Transfer of $3,479,903.22, for all relevant federal, state, local or foreign income tax purposes.

ARTICLE IV
MISCELLANEOUS

4.1          Governing Law.  The Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws thereof.

4.2          Waiver.  Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance.  No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

4.3          Entire Agreement.  This Agreement is the exclusive statement of the agreement among the parties concerning the subject matter hereof.  All negotiations, disclosures, discussions and investigations relating to the subject matter of this Agreement are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, relating to the subject matter of this Agreement, other than those included or referenced herein.

4.4          Survival of Representations and Warranties.  All representations, warranties, covenants and agreements set forth in this Agreement shall survive the execution and delivery of this Agreement and the closing and the consummation of the transactions contemplated hereby.

4.5          Successors and Assigns.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.6          Severability.  In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected.

4.7          Consent to Jurisdiction.  Each of the parties to this Agreement consents to submit to the exclusive personal jurisdiction of any state or federal court located in Delaware in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.

4.8          Headings and Counterparts.  The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

4.9          Further Assurances.  Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

4.10        Expenses.  The Company shall pay all expenses of the Company and each of the Investors, including the fees and expenses of their respective legal counsel and other advisors, incurred on its behalf in connection with the preparation and negotiation of this Agreement, the Master Investment Agreement and consummation of the transactions contemplated hereby and thereby.

4.11        Certain Interpretive Matters.

(a)           Unless the context otherwise requires:  (i) all references to Sections, are to Sections of this Agreement; (ii) each term defined in this Agreement has the meaning assigned to it; (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles; (iv) words in the singular include the plural and vice-versa; and (v) the term “including” means “including without limitation.”  All references to laws in this Agreement will include any applicable amendments thereunder.  All references to $ or dollar amounts will be to lawful currency of the United States.  To the extent the term “day” or “days” is used, it will mean calendar days (unless referred to as a “business day”).

(b)           No provision of this Agreement shall be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADVENT-KONG BLOCKER CORP.

By:	/s/ Christopher Pike
Name:	Christopher Pike
Title:	President

[SIGNATURE PAGE TO PATSLEY SPA]

Advent International GPE VI Limited Partnership
Advent International GPE VI-A Limited Partnership
Advent International GPE VI-B Limited Partnership
Advent International GPE VI-F Limited Partnership
Advent International GPE VI-G Limited Partnership

By:	GPE VI GP Limited Partnership, General Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Christopher Pike	, Vice President

Advent International GPE VI-C Limited Partnership
Advent International GPE VI-D Limited Partnership
Advent International GPE VI-E Limited Partnership

By:	GPE VI GP (Delaware) Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Christopher Pike	, Vice President

Advent Partners GPE VI 2009 Limited Partnership
Advent Partners GPE VI 2008 Limited Partnership
Advent Partners GPE VI — A Limited Partnership

By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Christopher Pike	, Vice President

GPE VI FT Co-Investment Limited Partnership

By:	GPE VI FT Co-Investment GP Limited Partnership;
By:	Advent International LLC, General Partner;
By:	Advent International Corporation, Manager,

By:	/s/ Christopher Pike	, Vice President

[SIGNATURE PAGE TO PATSLEY TRANSFER AGREEMENT]

[Signatures continued on next page]

[SIGNATURE PAGE TO PATSLEY TRANSFER AGREEMENT]

Pamela Patsley

/s/ Pamela Patsley

[SIGNATURE PAGE TO PATSLEY TRANSFER AGREEMENT]

EXHIBIT A

TRANSFERRED SHARES

Advent Fund	No. of Shares of Common Stock
Advent International GPE VI Limited Partnership	1,234
Advent International GPE VI-A Limited Partnership	721
Advent International GPE VI-B Limited Partnership	62
Advent International GPE VI-C Limited Partnership	64
Advent International GPE VI-D Limited Partnership	51
Advent International GPE VI-E Limited Partnership	154
Advent International GPE VI-F Limited Partnership	232
Advent International GPE VI-G Limited Partnership	146
Advent Partners GPE VI 2008 Limited Partnership	45
Advent Partners GPE VI 2009 Limited Partnership	1
Advent Partners GPE VI-A Limited Partnership	4
GPE VI FT Co-Investment Limited Partnership	334
Total	3,049